UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 26, 2006
LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification No.)
incorporation)
1441 Broadway, New York, New York, 10018
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (212) 354-4900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On October 26, 2006, Liz Claiborne, Inc., a Delaware corporation (the “Company”), issued a press release (the “Press Release”) announcing its results for the three and nine months ended September 30, 2006. Further details are contained in the Press Release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information contained herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
On October 26, 2006, the Company announced that it has increased its estimate of the cost of its streamlining initiatives, previously disclosed on February 7, 2006, from $60 million to $80 million. This increase results from additional real estate and format rationalization opportunities in the Company’s retail businesses as well as additional organizational realignment opportunities in its international businesses. To date the Company has recorded approximately $49.6 million ($31.1 million after tax) in connection with its streamlining initiatives.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 26, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.
Dated: October 26, 2006	By:	/s/ Michael Scarpa
	Name:	Michael Scarpa
	Title:	Senior Vice President – Finance and Distribution and Chief Financial Officer

EXHIBIT LISTING

Exhibit No.	Description
99.1	Press Release dated October 26, 2006.